U.S SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 -------------------------------------
FORM 8-K

CURRENT REPORT
Date of Report (Date of earliest event reported) February 25, 2002

NATIONAL HEADHUNTERS, INC.

(Exact Name of Registrant as specified in its charter)

NEVADA	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11658 West 75th Street
Shawnee, Kansas 66214 _____________________________
(Address of Principal or
Executive Offices)

(913) 438-6622
___________________________
(Registrant’s Telephone Number)

8614 Quivira Lenexa, Kansas
(Former name or former address, if changed since last report)

Item 5. Other events.

A copy of a press release of National Headhunters, Inc. with respect to the expansion of operations is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits:

99.1 Text of the Company’s press release dated February 26, 2002 with respect to the expansion of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Headhunters, Inc.
(Registrant)

Date:	February 26, 2002	/s/ Cary T. Daniel
Cary T. Daniel, Principal Executive Officer and Chairman of the Board of Directors

EXHIBIT 99.1

Tuesday February 26, 2002

Company Press Release

National Headhunters, Inc. Enters Concrete Brick Manufacturing Market

Shawnee, Kansas—NATIONAL HEADHUNTERS, INC. (OTC BB: NHED) a Midwest-based employment consulting firm has initiated its efforts to diversify its business platform into the concrete brick manufacturing market.  The Company announced today that on February 25, 2002 the Company’s wholly-owned subsidiary Heritage Brick International, LLC, executed an exclusive contract, which allows it to purchase an existing manufacturing facility in the Miami, Oklahoma area.  The facility encompasses approximately 21 acres of land and buildings totaling 60,000 square feet, which will be used to produce concrete brick for the residential and commercial markets.  The Miami, Oklahoma facility will also be used to fabricate the specialized equipment necessary to manufacture concrete brick for future Company expansion to other areas of the United States and for the sale of “turn-key” plants.

Heritage Brick International has assembled management and a workforce in Miami, Oklahoma with substantial experience in the brick manufacturing business including the fabrication of the specialized equipment necessary to produce concrete brick. The Company will either acquire used equipment or fabricate its own equipment to begin brick production.  The Company is currently negotiating the potential acquisition of used equipment that could be used in the Miami, Oklahoma plant.  In addition, fabrication has commenced on the equipment necessary to fully equip a brick manufacturing facility, which could be used in the Miami, Oklahoma plant or for expansion into new markets.

The purchase of this facility will allow NHI entry into the brick manufacturing market.    The Company intends to expand into other markets in the United States for the manufacture and sale of its brick products and specialized equipment.

The Company recently began the trading of its common stock under the ticker symbol NHED.OB. The Company, which was formed in the spring of 2001, became public in November 2001, and is a fully reporting Section 12G company.

For more information, please contact investor relations (New Venture Management Group) at 913 469-5615.

Certain statements contained herein are ``forward-looking'' statements (as such term is defined in the private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to the future results of sales of the Company's products or services, the ability to successfully commercialize the Company's products or services, and other risk factors discussed in filings made by the Company with the Securities and Exchange Commission.